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Contact:	Paul Coghlan	5:00 EDT
	Vice President, Finance, Chief Financial Officer	April 14, 2015
	(408) 432-1900	NATIONAL DISTRIBUTION

LINEAR TECHNOLOGY REPORTS SEQUENTIAL AND YEAR OVER YEAR QUARTERLY INCREASES IN REVENUES AND NET INCOME.

Milpitas, California, April 14, 2015, Linear Technology Corporation (NASDAQ:LLTC), a leading, independent manufacturer of high performance linear integrated circuits, today reported financial results for the fiscal quarter ended March 29, 2015.  Quarterly revenues of $372.0 million for the third quarter of fiscal year 2015 increased $24.0 million or 6.9% over the $348.0 million reported in the third quarter of fiscal year 2014  and increased $19.4 million or 5.5% over the previous quarter's revenue of $352.6 million.  Net income of $135.2 million increased $17.6 million or 15.0% over the third quarter of fiscal year 2014  and increased $11.6 million or 9.4% over the second quarter of fiscal year 2015.  The Company had no interest expense compared with $12.4 million of interest expense in the third quarter of the prior fiscal year as a result of the extinguishment of the Convertible Senior Notes at the end of fiscal 2014. Diluted earnings per share of $0.55 per share in the third quarter of fiscal year 2015 increased $0.07 per share or 15% over the third quarter of fiscal year 2014 and increased $.04 per share or 8%  over the second quarter of fiscal year 2015.

Cash, cash equivalents and marketable securities increased by $62.4 million over the second quarter of fiscal year 2015 to $1,135 million.  A cash dividend of $0.30 per share will be paid on May 27, 2015 to stockholders of record on May 15, 2015.  During the third quarter the Company generated positive cash flows from operations of $153.2 million or 41% of total revenues.  The Company has historically generated strong cash flows from its operations.  During the third quarter of fiscal year 2015 the Company returned $96.6 million to shareholders in the form of dividends of $73.4 million, representing $0.30 per share and stock purchases of $23.2 million.

 According to Lothar Maier, CEO, “The March quarter is historically a growth quarter for us and this year we continued that trend with another successful quarter.  Revenue grew 5.5% sequentially and operating income grew 9.7%.  Our operating margin as a percent of sales was 46.7% up from 44.9% reported last quarter.  Compared with the similar quarter in the prior year, sales grew 7% and operating income grew 8%.  The book to bill ratio was positive for the quarter and bookings increased sequentially in all of our major end markets with our largest end markets, industrial and automotive, showing the most gains.  Looking forward we expect growth to continue in the June quarter although moderately tempered by worldwide macroeconomic conditions.   Accordingly, we are currently estimating sequential revenue growth of 2% to 5% for our fiscal fourth quarter.”

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements.  In particular, the statements regarding the demand for our products, our customers' ordering patterns and the anticipated trends in our sales and profits are forward-looking statements.  The forward-looking statements are dependent on certain risks and uncertainties, including such factors, among others, as the timing, volume and pricing of new orders received and shipped, the timely introduction of new processes and products, general and country specific conditions in the world economy and financial markets and other factors described in our 10-K for the year ended June 29, 2014.

Company officials will be discussing these results in greater detail in a conference call tomorrow, Wednesday, April  15, 2015 at 8:30 a.m. Pacific Coast Time.  Those investors wishing to listen in may call 719-457-2634, or toll free 800-967-7185 before 8:15 a.m. to be included in the audience.  There will be a live webcast of this conference call that can be accessed through www.linear.com or www.streetevents.com.  A replay of the conference call will be available from April 15, 2015 through April  22, 2015. You may access the archive by calling (719) 457-0820 or toll free (888) 203-1112 and entering  reservation #7771582.  An archive of the webcast will also be available at www.linear.com and www.streetevents.com as of April 22, 2015 until the third quarter earnings release next year.

Linear Technology Corporation, a member of the S&P 500, has been designing, manufacturing and marketing a broad line of high performance analog integrated circuits for major companies worldwide for over three decades. The Company’s products provide an essential bridge between our analog world and the digital electronics in communications, networking, industrial, automotive, computer, medical, instrumentation, consumer, and military and aerospace systems. Linear Technology produces power management, data conversion, signal conditioning, RF and interface ICs, µModule® subsystems, and wireless sensor network products. For more information, visit www.linear.com

For further information contact Paul Coghlan at Linear Technology Corporation, 1630 McCarthy Blvd., Milpitas, California 95035-7417, (408) 432-1900.

LINEAR TECHNOLOGY CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

U.S. GAAP (unaudited)

	Three Months Ended			Nine Months Ended
	March 29,	December 28,	March 30,	March 29,	March 30,
	2015	2014	2014	2015	2014

Revenues	$372,021	$352,575	$348,006	$1,095,656	$1,022,958
Cost of sales(1)	89,147	86,726	84,479	264,880	251,001
Gross profit	282,874	265,849	263,527	830,776	771,957
Expenses:
Research and development (1)	67,100	65,101	62,129	197,801	185,649
Selling, general and administrative(1)	42,221	42,537	40,693	126,847	118,223
Total operating expenses	109,321	107,638	102,822	324,648	303,872
Operating income	173,553	158,211	160,705	506,128	468,085
Interest expense	—	—	(6,813)	—	(20,439)
Amortization of debt discount(2)	—	—	(5,603)	—	(16,573)
Interest income and other income	881	253	581	1,715	2,254
Income before income taxes	174,434	158,464	148,870	507,843	433,327
Provision for income taxes	39,247	34,862	31,263	119,595	103,101
Net income	$135,187	$123,602	$117,607	$388,248	$330,226

Earnings per share:
Basic	$0.55	$0.51	$0.49	$1.59	$1.38
Diluted	$0.55	$0.51	$0.48	$1.58	$1.37

Shares used in determining earnings per share:
Basic	244,286	244,033	240,669	244,181	239,592
Diluted	245,084	244,591	243,992	245,117	241,724

Includes the following non-cash charges:
(1) Stock-based compensation
Cost of sales	$2,240	$2,223	$1,961	$6,563	$6,031
Research and development	10,447	10,350	9,133	30,588	28,111
Selling, general and administrative	5,394	5,346	4,718	15,796	14,517
(2) Amortization of debt discount
(non-cash interest expense)	—	—	5,603	—	16,573

LINEAR TECHNOLOGY CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

U.S. GAAP (unaudited)

	March 29, 2015	June 29, 2014
ASSETS:
Current assets:
Cash, cash equivalents and marketable securities	$1,135,284	$1,012,787
Accounts receivable, net of allowance for doubtful
accounts of $1,651 ($1,653 at June 29, 2014)	159,964	173,340
Inventories	102,640	91,310
Deferred tax assets and other current assets	94,130	87,276
Total current assets	1,492,018	1,364,713

Property, plant & equipment, net	292,533	277,080
Other noncurrent assets	12,135	13,785
Total assets	$1,796,686	$1,655,578

LIABILITIES & STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$19,408	$28,221
Accrued income taxes, payroll & other accrued liabilities	98,480	141,275
Deferred income on shipments to distributors	47,560	45,619
Total current liabilities	165,448	215,115

Deferred tax and other noncurrent liabilities	119,808	109,094

Stockholders’ equity:
Common stock	2,018,654	1,948,006
Accumulated deficit	(508,023)	(616,992)
Accumulated other comprehensive loss	799	355
Total stockholders’ equity	1,511,430	1,331,369
	$1,796,686	$1,655,578

LINEAR TECHNOLOGY CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	March 29,	December 28,	March 30,	March 29,	March 30,
	2015	2014	2014	2015	2014
Cash flow from operating activities:
Net income	$135,187	$123,602	$117,607	$388,248	$330,226
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,592	13,555	12,777	40,361	38,404
Stock-based compensation	18,081	17,919	15,812	52,947	48,659
Amortization of convertible senior notes discount	—	—	5,603	—	16,573
Excess tax benefit from stock-based compensation	(4,223)	(2,548)	(5,108)	(8,973)	(6,937)
Change in operating assets and liabilities:	(9,416)	(4,571)	(44,948)	(35,029)	(34,240)

Cash provided by operating activities	153,221	147,957	101,743	437,554	392,685

Cash flow from investing activities:
Net (purchases) and proceeds from sale and maturities of available-for-sale securities	8,990	(55,632)	347,928	(73,068)	440,946
Purchase of property, plant and equipment	(11,046)	(16,201)	(8,739)	(54,164)	(16,636)

Cash (used in) provided by investing activities	(2,056)	(71,833)	339,189	(127,232)	424,310

Cash flow from financing activities:
Excess tax benefit from stock-based compensation	4,223	2,548	5,108	8,973	6,937
Issuance of common stock under employee stock plans	10,998	12,092	31,065	26,413	90,581
Purchase of common stock	(23,202)	(34,709)	(18,731)	(91,997)	(45,584)
Payment of cash dividends	(73,406)	(65,822)	(65,128)	(204,967)	(189,210)

Cash used in financing activities	(81,387)	(85,891)	(47,686)	(261,578)	(137,276)

(Decrease) increase in cash and cash equivalents	69,778	(9,767)	393,246	48,744	679,719
Cash and cash equivalents, beginning of period	136,289	146,056	413,123	157,323	126,650
Cash and cash equivalents, end of period	$206,067	$136,289	$806,369	$206,067	$806,369